EXHIBIT 4.1

                           CALIFORNIA AMPLIFIER, INC.

                             1999 STOCK OPTION PLAN

      Section 1.  PURPOSE OF PLAN

      The purpose of this 1999 Stock Option Plan ("Plan") of California Amplifier, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, directors and consultants, and to further align the interests of such employees, directors and consultants with those of the stockholders of the Company, by providing for or increasing the proprietary interests of such employees and directors in the Company.

      Section 2.  ADMINISTRATION OF PLAN

A. This Plan shall be administered by one or more committees of the Board of Directors of the Company (the "Board") (any such committee, the
      "Committee"). The Board will administer the Plan if no persons are designated by the Board to serve on the Committee, in which case all references herein to the Committee shall refer to the Board.

B. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

C. Unless otherwise provided by the Board: (i) with respect to any Award (as defined in Section 5 below) for which it is necessary and desired for such Award to be exempted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of the Board or of two or more directors each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), and (ii) with respect to any other
      Award, the Committee shall consist of one or more directors (any of whom also may be an employee who has been granted or is eligible to be granted Awards under the Plan).
D. Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

      1. adopt, amend and rescind rules and regulations relating to this Plan;

      2. determine which persons are Eligible Persons (as defined in Section 3 below) and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

      3. grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares of the Company's Common Stock ("Shares") subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

      4. at any time cancel an Award, with or without the consent of the holder thereof, and grant a new Award to such holder in lieu thereof, which new Award may be the same or a different type of Award, may be for a greater or lesser number of Shares, may have a higher or lower exercise or settlement price and otherwise may have similar or dissimilar terms to the canceled Award;

      5. determine whether, and the extent to which adjustments are required pursuant to Section 9 hereof;

      6. interpret and construe any terms and conditions of, and define any terms used in, this Plan, any rules and regulations under the Plan and/or any Award granted under this Plan; and

      7. determine the terms and conditions of the Nonemployee Director Options (as defined in Section 6 below) that are automatically granted hereunder, other than the terms and conditions specified in
           Section 6 hereof.

E. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

F. The Committee may, in the terms of an Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of Shares under an Award if the Committee determines that securities law or other considerations so warrant.

      Section 3.  PERSONS ELIGIBLE UNDER PLAN

      Any person who is an employee, director or consultant of the Company or any of its subsidiaries or affiliates (an "Eligible Person") shall be eligible to be considered for the grant of Awards hereunder. Any director of the Company who is not an employee (a "Nonemployee Director") shall automatically receive Nonemployee Director Options pursuant to Section 6 hereof, but shall not otherwise participate in this Plan. For purposes of this Plan, the Chairman of the Board's status as a Nonemployee Director shall be determined by the Board.

      Section 4.  STOCK SUBJECT TO PLAN

A. Subject to adjustment as provided in Section 9 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options (as defined in
      Section 5 below)) granted under this Plan shall not exceed 500,000, provided, however, that on the first business day of each of the Company's fiscal years during which this Plan is in effect such maximum number shall be reset to a number equal to four percent (4%) of the number of Shares issued and outstanding on each of such dates; provided further that the aggregate number of Shares available for grant at any time cannot exceed the lesser of 500,000 or 4% of the total number of Shares outstanding, provided that, in any event, the sum of the number of Shares subject to options outstanding under the Company's 1989 Stock Option Plan plus the number of Shares subject to options outstanding under this Plan and available for grant under the this Plan shall not exceed 22% of the total number of Shares outstanding at any time. Such maximum number does not include the number of Shares subject to the unexercised portion of any option granted under this Plan that expires or is terminated.
B. Subject to adjustment as provided in Section 9 hereof, the aggregate number of Shares subject to Incentive Stock Options granted under this Plan shall not exceed 500,000.

C. Subject to adjustment as provided in Section 9 hereof, the aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 250,000.

D. The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and not settled in cash or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

      SECTION 5.  AWARDS

A. The Committee, on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person for the grant of stock options that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of shares of no par value Common Stock of the Company. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

B. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

C. Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may (but need not) include, among other things:

1.    provisions permitting the Committee to allow or require the recipient of such Award, including any Eligible Person who is a director or officer of the Company, or permitting any such recipient the right, to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following means:
(a)   the delivery of cash;

(b)   the delivery of other property deemed acceptable by the
                Committee;

(c) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

(d) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

(e) the delivery of a promissory note of the Eligible Person or of a third party, the terms and conditions of which shall be determined by the Committee;

2.    provisions specifying the exercise or settlement price for any option, or specifying the method by which such price is determined;

3.         provisions  relating to the exercisability  and/or vesting of Awards,
           lapse  and  non-lapse   restrictions  upon  the  Shares  obtained  or
           obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

4.    provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 9 hereof;
5. provisions required in order for such Award to qualify (A) as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option"), and/or (B) for an exemption from Section 16 of the Exchange Act; and/or

6.    provisions restricting the transferability of Awards or Shares issued under Awards.

D. Unless otherwise provided by the Committee in the written agreement evidencing an Award, the terms of any stock option granted under the Plan (other than Nonemployee Director Options that are automatically granted under Section 10 hereof) shall provide:

1. that the exercise price thereof shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted;

2.    that the term of such option shall be ten years from the date of grant;

3.    that if the Eligible Person to whom such option was granted
           (the "Participant") ceases to be an Eligible Person for any reason other than death or disability, the option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Participant's status as an Eligible Person ceased, and that on the death or disability of a Participant the option shall become fully exercisable;
4. that the option shall expire ninety (90) days after the Participant ceases to be an Eligible Person for any reason other than death, disability or retirement in accordance with the retirement policies of the Company, and shall expire twelve (12) months after the Participant's death, disability or retirement in accordance with the retirement policies of the Company; and

5. that the option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and during the lifetime of the Participant, the option shall be exercisable only by the Participant or the transferee under a domestic relations order.

      SECTION 6.  NONEMPLOYEE DIRECTOR OPTIONS

A. Each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase 8,000 Shares.

B. If a person shall become a Nonemployee Director on any day after a Date of Grant and prior to the annual meeting of the stockholders of the Company immediately following such Date of Grant, and Nonemployee Director Options may be granted under this Plan on such day, such person shall automatically be granted a Nonemployee Director Option to purchase 8,000 Shares.

C. If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 6, the number of Shares remaining available for options under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Shares specified in this Section 6, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.
D. Each Nonemployee Director Option granted under this Plan shall become exercisable one year from the Date of Grant of such Nonemployee Director Option; provided, however, that such Nonemployee Director Option shall become fully exercisable on the date upon which the optionee shall cease to be a Nonemployee Director as a result of normal retirement, death or total disability.

E. Each Nonemployee Director Option granted under this Plan shall expire upon the first to occur of the following:

1. Twelve months after the date upon which the optionee shall cease to be a director of the Company (a) as a result of normal retirement, death or total disability, or (b) in accordance with the retirement policies of the Company.

2. The 90th day after the date upon which the optionee shall cease to be a Nonemployee Director for any reason other than the reason specified in Section 6.E.1. above.

3.         The  tenth  anniversary  of the  Date of  Grant  of such  Nonemployee
           Director Option.

F. Each Nonemployee Director Option shall have an exercise price equal to the greater of (i) the aggregate fair market value on the Date of Grant of such option of the Shares subject thereto or (ii) the aggregate par value of such Shares on such date.

      SECTION 7.  AMENDMENT AND TERMINATION OF PLAN

      The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with any law, rule or regulation (including any rule of a self-regulatory organization), and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, the amendment shall be approved by the Company's stockholders to the extent required for such Awards to continue to comply with such law, rule or regulation.

      SECTION 8.  NATURE AND DURATION OF PLAN

A. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

B. No Awards shall be made under this Plan after the tenth anniversary of the Effective Date of the Plan (as provided in Section 10). Although Shares may be issued after the tenth anniversary of the Effective Date pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after the twentieth anniversary of the Effective Date.

      SECTION 9.  ADJUSTMENTS

      If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in:

           (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan other than Incentive Stock Options and the exercise or settlement price of such Awards; and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan; provided, however, that notwithstanding the foregoing, (B) the maximum number and type of shares or other securities that may be acquired pursuant to Incentive Stock Options theretofore granted under this Plan and that may be subject to Incentive Stock Options thereafter granted under this Plan (which need not correspond to the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan) shall be determined under this Section 9 in a manner consistent with the requirements for Incentive Stock Options.

      SECTION 10.  EFFECTIVE DATE OF PLAN

      The Effective Date of this Plan shall be the date upon which it was approved by the Board, subject however to approval of the Plan by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote on the subject matter at the Company's annual meeting of stockholders.

      SECTION 11.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS

      The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

      Section 12.  NO RIGHT TO COMPANY EMPLOYMENT

      Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

      Section 13.  LIABILITY OF COMPANY

      The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:
A.    THE NON-ISSUANCE OF SHARES.  The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

B. TAX CONSEQUENCES. Any tax consequence expected, but not realized, by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

      Section 14.  GOVERNING LAW

      This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law.